UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Operating Officer
On July 31, 2017, FTD Companies, Inc. (the “Company”) announced the appointment of Simha Kumar, 44, as Executive Vice President and Chief Operating Officer, effective August 1, 2017. Mr. Kumar will lead the Company’s U.S. consumer businesses-FTD.com, ProFlowers, Shari’s Berries and Personal Creations. He will report directly to John Walden, the Company’s President and Chief Executive Officer. From 2014 to 2017, Mr. Kumar served as President of the Toys, Sporting Goods and Fitness retail divisions at Sears Holdings Corporation (“Sears”), with operations across approximately 1,700 retail stores and online channels. At Sears he also served as Senior Vice President, Chief of Staff to the Chief Executive in 2014. From 2011 to 2014, Mr. Kumar held key leadership roles at Amazon.com, including Category Leader, Consumer Electronics (Audio, Accessories and Headphones) and Category Leader, Consumer Electronics (Musical Instruments). Mr. Kumar worked at JPMorgan Chase from 2005 to 2011, serving as the Director of the Corporate Strategy group as well as the Director of Marketing for the Cards and Payments Division. Earlier in his career, he held positions as an Associate at McKinsey & Company, Manager of E-commerce for Bluespark, Inc., a technology start-up based in Canada, and Investment Banking Analyst at Deutsche Bank Securities.
Mr. Kumar holds a Bachelor of Arts from Western University, Ontario, Canada, a Master of Philosophy from the University of Cambridge, United Kingdom, and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Kumar and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Kumar and any other person pursuant to which Mr. Kumar was appointed. There are no transactions in which Mr. Kumar has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Kumar’s appointment, the Company entered into an employment agreement with Mr. Kumar dated as of August 1, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kumar is eligible to receive a base salary of $500,000 per year and a target annual bonus of 100% of base salary, subject to certain performance criteria to be established by the Board of Directors. To the extent the bonus paid to Mr. Kumar with respect to the Company’s 2017 fiscal year is less than 50% of his annual earned base salary for the fiscal year (prorated for the period of time employed during such year), the Company will make an additional payment to Mr. Kumar so that the amount of bonus paid to Mr. Kumar for the 2017 fiscal year equals 50% of his pro rated salary for 2017. Mr. Kumar is also eligible to participate in each of the Company’s employee benefit plans that is made generally available to either the Company’s employees or to the Company’s senior executives. The Employment Agreement also required Mr. Kumar to enter into customary confidentiality and non-competition agreements.
Pursuant to the Employment Agreement, if Mr. Kumar’s employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award. The Employment Agreement also provides that if Mr. Kumar’s employment is terminated without cause, or he resigns for good reason, in connection with a change in control or the execution of a definitive agreement for a change in control, then his outstanding equity awards will vest in full. If Mr. Kumar’s employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a separation payment equal to the sum of (i) his then-current annual base salary and (ii) his target bonus for the year of termination. Mr. Kumar will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination, as well as be eligible to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Kumar’s employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award.

In addition, the Employment Agreement provides that Mr. Kumar will receive a grant in August 2017 following the Company's public disclosure of financial results for the quarterly period ended June 30, 2017, of (i) 25,000 restricted stock units and (ii) 200,000 options to purchase shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the grant date. The grants are to vest in four equal annual installments beginning August 1, 2018.
The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.
* * * * *
In connection with the appointment of Mr. Kumar as the Company’s Executive Vice President and Chief Operating Officer, on July 31, 2017 the Company eliminated the position of Executive Vice President, U.S. Consumer Floral, held by Helen Quinn. As a result of the foregoing position change, Ms. Quinn will continue with the Company through September 17, 2017, during which time she will work to transition her responsibilities. As a result of the elimination of her position, subject to the execution of a separation agreement between the Company and Ms. Quinn (the “Separation Agreement”), Ms. Quinn will receive separation benefits consisting of 18 months’ of her current annual salary, payable in a lump sum, and up to $20,000 reimbursement for relocation expenses.
The foregoing is not a complete description of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 10-Q for the quarterly period ending September 30, 2017.
Item 7.01    Regulation FD Disclosure.
In connection with the announcement of Mr. Kumar’s appointment, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated July 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	August 2, 2017	By:	/s/ Stephen Tucker
		Name:	Stephen Tucker
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated July 31, 2017